UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

Commission file number: 333-150158

MOBIFORM SOFTWARE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-150158	94-3399360

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

1255 N Vantage Pt. Dr., Suite A
Crystal River, Florida 34429

(Address of Principal Executive Offices)(Zip Code)

Tel: (352) 564-9610
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 8 2008, our Board of Directors approved the termination of Raich Ende Malter & Co. LLP, (“REM”), as our independent registered public accounting firm.

Concurrent with this action, our Board of Directors appointed Meyler & Company, LLC. (“Meyler”), as our new independent certified public accounting firm. Meyler is located at One Arin Park, 1715 Highway 35, Middletown, NJ 07748. .

Our consolidated financial statements for the years ended October 31, 2007 and 2006 were audited by REM. REM’s reports on our financial statements for the two most recent fiscal years, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended October 31, 2007 and 2006 and through September 8, 2008, there were no disagreements with REM on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of REM, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has provided REM with a copy of this Form 8-K prior to its filing with the SEC and requested them to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of REM’s letter to the SEC, dated September 10, 2008.

During the period the Company engaged REM, neither the Company nor anyone on the Company's behalf consulted with Meyler regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has authorized REM to respond fully to all inquiries of Meyler.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

Exhibit 16.1	Letter dated September 10, 2008 from Raich Ende Malter & Co. LLP, to the Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2008

Mobiform Software, Inc.
/s/ Allen Ronald DeSerranno
Allen Ronald DeSerranno
President and Chief Executive Officer